EXHIBIT 3.(I)

             CERTIFICATE OF AMENDMENT OF SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                            (AFTER ISSUANCE OF STOCK}

                               RACOM SYSTEMS, INC.

                  This is to certify that the Second Amended and Restated Certificate of Incorporation of RACOM SYSTEMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, is hereby amended as follows:

                  FIRST: The name of the Corporation is Racom Systems, Inc. (hereinafter referred to as the "Corporation").

                  SECOND: That the Board of Directors of the Corporation by unanimous written consent dated July 20, 1999, adopted resolutions to amend the original certificate as follows:

                  RESOLVED, that the Second Amended and Restated Certificate of Incorporation of this Corporation be amended by changing Article I to read as follows:

                  "The name of the Corporation is NewState Holdings, Inc."

                  THIRD: That the number of shares of stock of the Corporation outstanding and entitled to vote on an amendment to the Second Amended and Restated Certificate of Incorporation is 9,999,480; that the said change and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

                  FOURTH: The Corporation has provided non-consenting stockholders with written notice of said change and amendment to the Second Amended and Restated Certificate of Incorporation in accordance with Section 228 of the General Corporation Law of the State of Delaware.


                                      ------------------------------------------
                                      Ernest B. Kim,
                                      Chairman and President


                                      ------------------------------------------
                                      Sun W. Young,
                                      Secretary

STATE OF

COUNTY OF

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         On September ___, 1999, personally appeared before me, a Notary Public,
Ernest B. Kim who acknowledged that he executed the above instrument.


                                                   -----------------------------
                                                           Signature of Notary

(Notary Stamp or Seal)

STATE OF

COUNTY OF

         On September ___, 1999, personally appeared before me, a Notary Public, Sun W. Young who acknowledged that he executed the above instrument.


                                                  -----------------------------
                                                           Signature of Notary

(Notary Stamp or Seal)